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Exhibit 10.o

                                 LOAN AGREEMENT

         This LOAN AGREEMENT, dated as of December 30, 2001, is made by and among AM Communications, Inc., a Delaware corporation ("Company" or "Lender"), and Javad K Hassan ("Borrower").

         WHEREAS, Lender and Borrower have entered into an Employment Agreement under which Borrows shall be employed as Lender's Chairman and CEO for a term of ten years; and

         WHEREAS, Lender wishes to enable Borrower to exercise his rights to purchase shares of Lender's stock pursuant to various agreement between Borrower and Lender, including the Employment Agreement; and

         WHEREAS, this Loan Agreement is intended to set forth the terms and conditions applicable to a certain loan the Lender may extend to Borrow in order to assist in exercising his stock purchase rights.

         NOW THEREFORE, for and in consideration of the mutual covenants and conditions set forth herein, the parties agree as follows:

         1. Loan to Borrower.

         A. Pursuant to the terms of certain agreements between the Corporation and Borrower, Borrower has been granted certain rights to purchase common shares of the Corporation. Subject to the terms and conditions of this Agreement, Lender shall from time to time make advances ("Advances") to Borrower during the period from the date hereof until the termination of this Agreement to be used for the sole purpose of purchasing the common shares of the Corporation in accordance with the term of such other agreements between the parties, up to a maximum loan amount of Two Million ($2,000,000) Dollars (the "Loan"). In no event shall Lender have any obligation to make Advances to Borrower following the occurrence of any Event of Default as defined in Section 9 of this Agreement. Each such Advance shall be evidenced by a demand promissory note (the "Promissory Note") substantially the form of the sample note attached hereto as Exhibit A. The terms of all such Promissory Notes are by this reference incorporated in this Agreement. This Agreement, each Promissory Note and the New Note (defined below) may be collectively referred to herein as the "Documents."

         B. Each request for an Advance by Borrower shall set forth the amount of such Advance and the date such Advance is to be made, such request to be received by Lender at least five (5) business days before such Advance is to be made. Any proposed Advance shall be made and effected only on a business day and may be disbursed only after a separate Promissory Note for such Advance is properly executed by Borrower, and delivered to and accepted by Lender. If the date of the proposed Advance is not a business day, such Advance shall be affected on the next succeeding business day.

         2. Term and Termination. This Agreement shall terminate upon the earlier to occur of the tenth anniversary of the effective date of this Agreement, or sixty (60) following the termination of the Executive Employment Agreement between the Corporation and Borrower dated as of November 1, 2001; provided that all rights and remedies to which Lender is entitled under this Agreement and at law shall survive any such termination of the Agreement until all amounts advanced or otherwise due Lender under this Agreement have been repaid or otherwise satisfied according to the terms of this Agreement.

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         3. Interest. The outstanding principal balance of the Loan shall bear interest at the lowest appropriate applicable federal rate, as determined by Lender when each Promissory Note (or the New Note described in Section 4) is issued for each Advance on the Loan. All computations of interest shall be based on a 360-day year for the actual number of days passed.

         4. Payment of Principal and Interest.

         A. Payment of principal and interest for each Advance shall be made in immediately available funds and in accordance with the terms of the applicable Promissory Note. Notwithstanding the foregoing, if any amounts are accrued under the Promissory Notes and not paid at the time of termination of this Agreement Lender shall cancel all outstanding Promissory Notes and Borrower shall simultaneously execute a new term promissory note ("New Note") for all outstanding principal, interest and other amounts under such Promissory Notes owed or owing to Lender by Borrower on that date, and such New Note shall satisfy and replace all outstanding Advances and other amounts due under this Agreement and shall have a payment term of no more than three (3) years.

         B. Borrower may prepay each Advance in whole or in part, at any time without penalty. Any repayments of the amounts due under this Promissory Notes shall be made in immediately available funds and shall be applied first against any interest due on any outstanding Advance, and any remaining amount shall reduce the outstanding principal amount of each Advance.

         5. Overdue Payments; Default Rate. If any amount due under this Agreement is not paid when and as due, such amount shall bear interest from the date such payment was due until and including the date such payment is received by Lender at a rate per annum equal to twelve percent (12%) per annum (the "Default Rate"), provided that in no event shall the rate of interest exceed that permitted by applicable law.

         6. Representations and Warranties. Borrower hereby represents and warrants to Lender as follows:

         A. Familiarity With Terms. Borrower is fully familiar with all of the terms, covenants and conditions of the Documents.

         B. Outstanding Debt. There exists no default under the provisions of any loan agreement or instrument evidencing any outstanding indebtedness of Borrower to any party or any material agreement to which Borrower is currently a party.

         C. Disclosure. There is, to the knowledge of Borrower, no fact or circumstance that would materially adversely affect his financial condition or the value of his personal assets.

         7. Affirmative Covenants. Until all amounts owed under the Documents have been paid in full or otherwise satisfied under the terms of this Agreement, Borrower, at its own expense, covenants and agrees at all times to comply with the terms of this paragraph 7.

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         A. Financial Information. While there is any Promissory Note outstanding, Borrower shall furnish or cause to be furnished, from time to time, such appropriate financial information as Lender may reasonably request in order to monitor the financial condition of Borrower.

         B. Notice of Default. Immediately upon obtaining knowledge of the occurrence of any event that constitutes an Event of Default, or that with notice or lapse of time, or both, would constitute an Event of Default, Borrower shall give written notice thereof to Lender, together with a detailed statement of the steps being taken by Borrowers to cure such event.

         C. Compliance With Laws. Borrower shall duly observe and conform to all valid requirements of governmental authorities relating to his financial condition or his personal assets.

         8. Conditions Precedent to Loan Advances. Notwithstanding anything contained herein to the contrary, the obligation of Lender to make any Advance to Borrower, is expressly conditioned upon the following:

            A. Representations and Warranties. All representations and warranties of Borrower contained in this Agreement, in the Documents or in connection with the transactions contemplated hereby, shall be and remain true and correct in all material respects throughout the term of this Agreement, including without limitation on the date of each request for an Advance with the same force and effect as though such representations and warranties had been made on the date of the Advance.

         B. Covenants. Borrower shall have performed and complied with all material terms, covenants and conditions of this Agreement and the Documents to be performed or complied with by it on or before execution of this Agreement or on or before the date of each Advance, as the case may be.

         C. No Event of Default. There shall exist no Event of Default, or event which with notice or lapse of time, or both, would constitute an Event of Default, under this Agreement or the other Documents.

         9. Events of Default. The occurrence of one or more of the following events (herein called "Events of Default") shall constitute a default under this Agreement.

         A. Borrower's failure to pay any portion of principal or interest due under any Promissory Note when and as the same shall become due and payable as therein or herein expressed, if such failure continues for a period of ten (10) days after Lender has notified Borrower (regardless of whether Borrower actually receives such notice) that such payment has not been received;

         B. Borrower's failure to comply with and duly and punctually observe or perform, any of the covenants of Borrower contained in Section 7 of this Loan Agreement;

         C. Borrower applies for, consents to or acquiesces in the appointment of a trustee, receiver, assignee or other similar official for Borrower or for any of Borrower's property, or makes a general assignment for the benefit of creditors, or files a petition or an answer seeking protection in a proceeding under any bankruptcy law (as now or hereafter in effect) or a readjustment of its indebtedness or an answer admitting the material allegations of a petition filed against it in any such proceeding, or seeks relief under the provisions of any bankruptcy or similar law; or, in the absence of any of the foregoing, a trustee, receiver, assignee or other similar official is appointed for Borrower or for a substantial part of any of the property of Borrower and is not discharged within sixty (60) days; or any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or other insolvency law or common law or in equity is instituted against Borrower and is not dismissed within sixty (60) days;

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         D. any material representation or warranty made by Borrower and contained in any of the Documents, or otherwise made by Borrower to Lender, proves or becomes untrue in any material respect, provided that any cure period (if any) available to remedy the inaccuracy has passed;

         E. Borrower is in material default in the payment or performance of any material obligation under any promissory note, indenture, contract, mortgage, deed of trust or other instrument to which Borrower is a party or by which Borrower is bound and the applicable cure period shall have expired;

         F. Borrower's failure to duly and punctually observe or perform, in any material respect, any other of the covenants, conditions or agreements to be performed or observed by Borrower contained in this Agreement or any of the Documents and, except as may otherwise be specifically provided in the Documents, such failure continues for a period of thirty (30) days after the earlier of the giving of notice of such failure by Lender to Borrower, or the date Lender is notified of such failure by Borrower or should have been so notified pursuant to Section 7B hereof.

         10. Remedies. Upon the occurrence of an Event of Default and while any Event of Default is continuing, Lender may at its option elect to pursue any or all of the following remedies, which are cumulative and in addition to any other right or remedy provided by applicable law:

         A. without further demand, protest or notice of any kind to Borrower, declare any or all sums and obligations due under the Documents to be due and immediately payable, and upon such declaration the same shall become and be immediately due and payable;

         B. terminate Lender's commitment to make Advances hereunder;

         C. institute one or more legal proceedings at law or in equity for the:

                  (i) specific performance of any covenant, condition, agreement or undertaking contained in the Documents, or in aid of the execution of any powers granted therein and/or to recover a judgment for damages for the breach hereof, including, without limitation, any amount due under the Documents, either by their terms or by virtue of such declaration, and collect the same out of any property of Borrower; or

                  (ii) enforcement of such other appropriate legal or equitable remedy as may in the opinion of Lender be necessary to protect and enforce Lender's rights under the Documents.

         11. Costs and Expenses of Collection and Enforcement. Borrower shall pay to Lender on demand all reasonable attorneys fees and other costs and expenses reasonably incurred by Lender in exercising Lender's rights, powers or remedies under this Agreement or the Documents, together with interest on such sums at the Default Rate from the date when the costs and expenses are incurred until fully paid. If because of Borrower's default the Lender consults an attorney regarding the enforcement of any of its rights under any Document, or if suit is brought to enforce any Document, Borrower promises to pay all costs thereof, including attorneys' fees. Such costs and attorneys' fees shall include, without limitation, costs and attorneys' fees incurred in any appeal, forfeiture proceeding or in any proceedings under any present or future federal bankruptcy or state receivership law.

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            12. Allocation of Proceeds. Any and all other moneys received by
Lender with respect to this Agreement, including the exercise of its remedies against Borrower, the application of which has not elsewhere herein been specifically provided for, shall, except as otherwise specified in any applicable Document, be applied as follows:

                  (i) first, to the payment of all expenses and charges, including expenses of any sale or retaking, reasonable attorneys' fees, court costs and other expenses or advances reasonably made or incurred by Lender, or on Lender's behalf, under the Documents upon an Event of Default;

                  (ii) second, to the payment of all accrued and unpaid interest under the Promissory Notes or New Note;

                  (iii) third, to the payment of the unpaid principal balance under the Promissory Notes or New Note;

                  (iv) last, any residue shall be paid to Borrower, or as otherwise required by law, or, directed by a court having jurisdiction.

If the proceeds and other sums described in this Section 12 are insufficient to pay in full all amounts due to Lender under the Documents, Borrower shall immediately pay such deficiency to Lender.

         13. Modifications, Consents and Waivers. No failure or delay on the part of Lender in exercising any power or right hereunder or under the Promissory Notes or New Note or under any other Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power. No amendment, modification or waiver of any provision to this Agreement or any other Document, nor consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and consented to by Lender, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

         14. Notices. All notices and requests in connection with this Agreement, the Promissory Notes, the New Note or any other Document shall be in writing and may be given by personal delivery, registered or certified mail, telegram, facsimile or telex addressed as follows:

                  (i)      if to the Company, to:

                           AM Communications, Inc.
                           100 Commerce Boulevard
                           Quakertown, Pennsylvania 18951
                           Telecopier: (215) 538-8799



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                  (ii)     if to the Borrower, to:

                           Javad K. Hassan
                           1235 Stuart Robeson Drive
                           McLean, Virginia 22101-2964
                           Telecopier: (703) 803-8319 (c/o NeST Technologies)

or to such other address as the party to receive the notice or request shall designate by notice to the other. The effective date of any notice or request shall be five (5) days from the date on which it is sent by the addresser if mailed, or when delivered to a telegraph company, properly addressed as above with charges prepaid, or when telexed, sent by facsimile or personally delivered.

         15. Survival of Covenants. All covenants, agreements, representations and warranties made by Borrower hereunder shall survive the execution and delivery of this Agreement and the disbursement of any Advances made pursuant to this Agreement. All statements contained in certificates or other instruments delivered by Borrower pursuant to this Agreement shall constitute representations and warranties made by Borrower hereunder, as the case may be.

         16. Binding Effect and Assignment. This Agreement, the Promissory Notes and all other Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that, Borrower may not assign or transfer its rights hereunder, or delegate its obligations hereunder, without the prior written consent of Lender, which may be withheld in Lender's sole and absolute discretion.

         17. Headings. Article and paragraph headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

         18. Severability. The unenforceability or invalidity of any provision or provisions of this Agreement, the Promissory Notes, the New Note, or any other Document shall not render any other provision or provisions hereof or thereof unenforceable or invalid. If any rate of interest provided for herein is greater than that permitted under applicable law, such rate shall be automatically reduced to be the maximum permitted by law.

         19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original if fully executed, but all of which shall constitute one and the same document.

         20. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

      [Remainder of page left intentionally blank. Signature page follows.]


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


LENDER:                                              BORROWER:

AM COMMUNICATIONS, INC.

By:  The Board of Directors of AM
        Communications, Inc.


By: _____________________________                    __________________________
      Lemuel Tarshis, Director                       Javad K. Hassan






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                                    Exhibit A

                             DEMAND PROMISSORY NOTE


U.S. $ ____________                                        Date:  ____________

         FOR VALUE RECEIVED, ___________ (the "Maker"), promises, pursuant to the terms and conditions of this Promissory Note (the Note), to pay to the order of _________________ ("Lender"), on or before the Maturity Date (as defined herein), the principal sum of U.S. $ ______________ (the "Loan").

         1. Payment of Loan and Interest. Maker shall pay upon the written demand of the Lender (the "Maturity Date") the Loan in accordance with the payment instructions therein, plus interest thereon at the rate of [insert lowest applicable federal rate] percent (__%) per annum. Notwithstanding the foregoing, any and all obligations under this Note shall immediately become due and payable prior to the Maturity Date upon the insolvency of the Maker such that the Maker fails to pay its debts as they become due, makes an assignment for the benefit of creditors, or files any petition for bankruptcy or deferral of indebtedness under the laws of the United States or any other jurisdiction for protection from creditors or if any such petition or action, if not filed by Maker, is not vacated within thirty (30) days, or becomes subject to the direction or control of a receiver.

         Maker reserves the privilege of prepaying, without premium or penalty, all or any portion of the principal of the Loan.

         2. Default. If default is made in the payment of the principal or interest when due hereunder and the Maker shall fail to cure such default within ten (10) calendar days after written notice of such default, Lender shall be entitled to all remedies available under law and equity.

         3. Waiver. Maker hereby waives demand, presentment for payment, protest, notice of protest and notice of dishonor of this Note.

         4. Severability. In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         5. Modification. This Note may not be changed orally, but only by an agreement in writing signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.


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         6. Notices. Any notice, request, instruction, approval or other communication given hereunder by any party hereto shall be in writing and hand delivered against receipted copy; mailed by registered or certified mail, postage prepaid, return receipt requested; telecopied (with hard copy sent via priority Fed Ex on the day the facsimile notice is transmitted); or delivered by Fed Ex or other similar overnight courier, to the addresses as either party may hereafter designate to the other by notice similarly given. If mailed as aforesaid, notice shall be deemed given three (3) business days after being deposited in the United States mail; if hand delivered or telecopied, notice shall be deemed given when delivered or telecopied on a business day and such hand delivery or telecopy is received before 5:00 p.m. by the addressee thereof; otherwise, such notice by hand delivery or telecopy shall be deemed given on the next succeeding business day; and if sent by overnight courier, notice shall be deemed given on the next business day after being deposited with the overnight courier service.

         7. Assignment. This Note may be pledged, hypothecated or assigned by Lender without the prior written consent of the Maker.

         8. Governing Law/Successors. This Note shall be governed in all respects by the laws of the Commonwealth of Pennsylvania, without regard to its conflict of laws principles, and shall be binding on and shall inure to the benefit of, the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permissible assigns.

         IN WITNESS WHEREOF, the Maker is duly authorized to execute and deliver this Note on the day and year first written above.




                                                        MAKER:



                                                        ---------------------





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